INVESTMENT BANKING AGREEMENT (this
                "Agreement") dated April 17, 1997, between AVAX
              TECHNOLOGIES, INC., a Delaware corporation ("AVAX"),
                    and HILL, THOMPSON, MAGID & CO. ("HTM").

     In consideration of the mutual covenants contained herein and intending to be legally bound thereby, AVAX and HTM hereby agree as follows:

     SECTION 1. For a period of one year from the date hereof, at the written request of AVAX, HTM will perform investment banking services for AVAX on the terms set forth below. Such services will be performed on a best efforts basis, and will include, without limitation, assistance to AVAX in mergers, acquisitions and internal capital structuring and the placement of new debt and equity issues of AVAX, all with the objective of accomplishing AVAX's business and financial goals. In each instance, HTM shall endeavor, subject to market conditions, to assist AVAX in identifying sources of private and institutional funds; to provide planning, structuring, strategic and other advisory services to AVAX; and to assist in negotiations on behalf of AVAX. In each instance, HTM will render such services as to which AVAX and HTM mutually agree and HTM will exert its best efforts to accomplish the goals agreed to by HTM and AVAX. No provision in this Agreement shall be construed as to require AVAX to pay any fee or other compensation (other than as set forth in Sections 3 and 6) to HTM on account of the services to be provided by HTM as set forth in this Section 1 or as otherwise contemplated by this Agreement unless such fee or compensation is set forth in a separate written agreement between AVAX and HTM as contemplated by Section 6. In addition, the relationship set forth herein is nonexclusive in nature and nothing contained herein shall require AVAX to request or utilize the services of HTM as set forth herein and AVAX may without restriction retain others to perform the same or similar services without incurring any obligation, financial or otherwise, to HTM.

     SECTION 2. In connection with the performance of this Agreement, HTM and AVAX shall comply with all applicable laws and regulations, including, without limitation, those of the National Association of Securities Dealers, Inc. ("NASD"), and the Securities and Exchange Commission ("SEC").

     SECTION 3. In consideration of the services previously rendered and to be rendered by HTM hereunder, HTM is hereby granted Warrants in the form attached as Exhibit A hereto to purchase, at a price of $4.00 per share, a total of 100,000 shares of Common Stock, par value $.002 per share ("Common Stock") of AVAX. Such Warrants ("HTM Warrants") may be exercised at any time from July 17, 1997 to and including July 17, 2002. The HTM Warrants will be issued to the NASD registered representatives of HTM in the names and amounts set forth on Schedule 3 hereto. Such Warrants shall vest and become irrevocable as follows: 50% of such Warrants (50,000 in the aggregate) 60 days after the date of this Agreement; 25% of such Warrants (25,000 in the aggregate) 180 days after the date of this Agreement, and an additional 25% of such Warrants (25,000 in the aggregate) 365 days after the date of this Agreement. The Warrants and the shares of Common Stock issuable upon exercise of the Warrants shall contain a legend satisfactory in form and substance to AVAX and its counsel. HTM understands that the HTM Warrants have
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not been registered under the Securities Act of 1933 (the "Act") by reason of a claimed exemption under the provisions of the Act which depends, in part, upon the investment intention of HTM. In this connection, HTM hereby represents that (a) HTM is acquiring the HTM Warrants for investment purposes only and not with a view to or for sale in connection with any distribution of the HTM Warrants; (b) HTM was not formed for the purpose of acquiring the HTM Warrants;
(c) HTM has such sophistication, knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment; (d) HTM has the ability to bear the economic risks of its investment for an indefinite period of time and could afford a complete loss of its investment; and (e) it has had access to information, and the opportunity prior to its purchase of the HTM Warrants to ask questions of and receive answers from representatives of AVAX, in each case concerning the finances, operations and business of AVAX. HTM understands that Rule 144 promulgated under the Act requires, among other conditions, an extensive holding period prior to the resale (in limited amounts) of securities acquired in a non-public offering without having to satisfy the registration requirements under the Act and that the warrants and the shares of Common Stock issuable upon exercise of the Warrants will not be entitled to registration rights.

SECTION 4. Pursuant to Section 2710(c)(7)(A) of the NASD Corporate Financing Rules, the HTM Warrants may be issued to HTM and its bona fide officers and employees only and shall not be sold, transferred, assigned or pledged or hypothecated by any person for a period of one year from the date hereof. Accordingly, the HTM Warrants and the shares of Common Stock issuable upon exercise of the Warrants will contain an appropriate legend describing the restriction set forth above the time period for which the restriction is operative.

SECTION 5. If AVAX should, at any time, or from time to time hereafter, effect a stock split, a reverse stock split of its shares of Common Stock, or a recapitalization of its shares of Common Stock, the terms of the HTM Warrants shall be proportionately adjusted to prevent the dilution or enlargement of the rights of the holders thereof.

SECTION 6. HTM shall be entitled to normal and ordinary compensation, to be negotiated and set forth in a separate written agreement between HTM and AVAX, arising out of any transactions that are proposed or executed by HTM and consummated by AVAX, or are executed by HTM at AVAX's request, during the term of this Agreement. In addition, upon reasonable presentation or reasonable documentation therefore, HTM shall be reimbursed by AVAX for any reasonable out-of-pocket expenses that HTM may incur in connection with rendering any service to or on behalf of AVAX that is approved, in writing, in advance by the Chief Executive Officer of AVAX.

SECTION 7. AVAX agrees to indemnify and hold HTM and its directors, officers and employees harmless from and against any and all losses, claims, damages, liabilities, costs or expenses arising out of any action or cause of action brought against HTM in connection with its rendering services under this Agreement except for any losses, claims, damages, liabilities, costs or expenses resulting from any violation by HTM of applicable laws and regulations including, without limitation, those of the NASD and the SEC or any state securities commission or from any act of
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HTM involving gross negligence or willful misconduct and except that AVAX shall not be liable for any amount paid in settlement of any claim that is settled without its prior written consent.

     SECTION 8. HTM shall enter into a confidentiality agreement with the Company in substantially the form attached as Exhibit B hereto.

     SECTION 9. HTM agrees to indemnify and hold AVAX and its directors, officers and employees harmless from and against any and all losses, claims, damages, liabilities, costs or expenses resulting from any violation by HTM of applicable laws and regulations including, without limitation, those of the NASD, the SEC, any state securities commission or from any act of HTM involving gross negligence or willful misconduct.

     SECTION 10. HTM acknowledges that certain of the information that it has and will be obtaining about AVAX in connection with the transactions contemplated by this Agreement may constitute material non-public or "inside" information about AVAX, and that the use or misuse of such information might involve serious legal consequences. HTM recognizes it responsibility for compliance with Federal securities laws in connection with any such activities.

     SECTION 11. Nothing contained in this Agreement shall be construed to constitute HTM as a partner, employee, or agent of AVAX; nor shall either party have any authority to bind the other in any respect, it being intended that HTM is, and shall remain, an independent contractor.

     SECTION 12. This Agreement may not be assigned by either party hereto (and any purported assignment shall be void ab initio), shall be interpreted in accordance with the laws of the State of New York, and shall be binding upon the successors of the parties. Either party may terminate this investment banking contract at any time; provided, however, that Warrants legally vested in accordance with paragraph 3 will remain vested and all unvested Warrants will be canceled.

     SECTION 13. If any paragraph, sentence, clause or phrase of this Agreement is for any reason declared to be illegal, invalid, unconstitutional, void or unenforceable, all other paragraphs, sentences, clauses or phrases hereof not so held shall be and remain in full force and effect.

     SECTION 14. None of the terms of this Agreement shall be deemed to be waived or modified except by an express agreement in writing signed by the party against whom enforcement of such waiver or modification is sought. The failure of either party at any time to require performance by the other party of any provision hereof shall, in no way, affect the full right to require such performance at any time thereafter. The waiver by either party of a breach of any provision hereof shall not be deemed or held to be a waiver of any succeeding breach of such provision or as a waiver of the provision itself.

     SECTION 15. Any dispute, claim or controversy arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in New York City, New York, in
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accordance with the Commercial Arbitration Rules of the American
Arbitration Association. The parties hereto agree that they will abide by and perform any award rendered by the arbitrator(s) and that judgment upon any such award may be entered in any Court, state or federal, having jurisdiction over the party against whom the judgment is being entered. Any arbitration demand, summons, complaint, other process, notice of motion, or other application to an arbitration panel, Court or Judge, and any arbitration award or judgment may be served upon any party hereto by registered or certified mail, or by personal service, provided a reasonable time for appearance or answer is allowed.

     SECTION 16. Any notice required to be given or delivered to AVAX under the terms of this Agreement shall be in writing and addressed to AVAX at 4520 Main Street, Suite 930, Kansas City, MO, 64111, Attention: Jeffrey M. Jonas, M.D., with a copy to Roberts, Sheridan & Kotel, a Professional Corporation, Tower Forty-Nine, 12 East 49th Street, 30th Floor, New York, N.Y. 10017, Attention:
Ira L. Kotel, Esq. or such other address as shall be provided in writing to HTM. Any notice required to be given or delivered to HTM shall be in writing and addressed to HTM at 30 Montgomery Street, Jersey City, N.J. 07302, Attention:
Anthony Broy, or such other address as shall be provided in writing to AVAX. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

                                           AVAX TECHNOLOGIES, INC.,


                                           By:  /s/ Dr. Jeffrey M. Jonas
                                                Name:  Dr. Jeffrey M. Jonas
                                                Title: President and Chief
                                                         Executive Officer


                                                HILL, THOMPSON, MAGID & CO.,


                                                By:  /s/ Anthony Broy
                                                       Name:  Anthony Broy
                                                       Title:    President

                                   Schedule 3

                            HTM WARRANT DISTRIBUTION

Recipient                           Amount of Warrants Received*

Nicholas Ponzio                                           50,000
Anthony Broy                                              12,500
Sylvia Biggerstaff                                        12,500
Eric Limas                                                12,500
Jon Blauner                                               12,500

* Such Warrants shall vest in accordance with the fourth sentence of Section 3 herein.

                                                                       EXHIBIT B

                  CONFIDENTIALITY AGREEMENT (this "Agreement")
                       dated as of April 17, 1997, between
                            AVAX TECHNOLOGIES, INC.,
              a Delaware corporation ("AVAX"), and HILL, THOMPSON,
                         MAGID & CO. (the "Recipient").

     In connection with services to be rendered unto AVAX by the Recipient pursuant to that certain Investment Banking Agreement (the "Investment Banking Agreement") dated April 17, 1997, the Recipient desires to receive information about AVAX's business and technology. In order to facilitate the exchange of Confidential Information (as defined below) relating to such business and technology, the Recipient agrees for the benefit of AVAX as follows:

     1. AVAX may make Confidential Information concerning itself available to the Recipient exclusively for the purpose of performing its services under the Investment Banking Agreement. Such Confidential Information may be provided directly by AVAX or on behalf of AVAX by one of its Representatives (as defined below). "Confidential Information" means any and all information (including, without limitation, information relating to products, processes, technologies, compounds, inventions, know-how, designs, specifications, formulas, methods, samples, biological, chemical or other materials, developmental or experimental work, improvements, discoveries, past, current, planned and future research and clinical or other data, databases, software, manuals, internal policies and procedures, patent applications, licenses, research and development agreements, term sheets, prices, costs, financial information, budgets, projections, marketing, selling and business plans, vendors, suppliers, customers, and information regarding the skills and compensation of Representatives of AVAX or its affiliates) that AVAX or its Representatives furnish or otherwise make available to the Recipient directly or indirectly, together with all analyses, compilations, studies or other documents prepared by the Recipient or its Representatives which contain or otherwise reflect or are derived from such information. Notwithstanding the foregoing, the term "Confidential Information" does not include information which (i) is already in the Recipient's possession or control prior to the date of disclosure (provided that if such information is known by the Recipient to be subject to another confidentiality agreement with or other contractual, legal or fiduciary obligation of secrecy to AVAX or any of its Representatives, nothing in this Agreement shall abrogate such other agreement or obligation), (ii) was or becomes generally available to the public other than as a result of a disclosure by the Recipient or any of its Representatives or (iii) becomes available to the Recipient on a non-confidential basis from a source other than AVAX or any of its Representatives, provided that such source is not prohibited by a confidentiality agreement with or other contractual, legal or fiduciary obligation of nondisclosure to AVAX or any of its Representatives.

     2. The Recipient hereby agrees that Confidential Information received pursuant to this Agreement will be used exclusively for the purpose of performing its services under the Investment Banking Agreement, and that such information will be kept confidential by the Recipient, provided that any such Confidential Information may be disclosed by the Recipient to its directors, officers, employees, consultants, attorneys, accountants, advisors, affiliates and agents and other parties who need to know such Confidential Information in order for the Recipient to evaluate AVAX (each a "Representative").

     3. The Recipient shall inform each of its Representatives that receives any Confidential Information of the confidential nature of such information and shall direct each Representative to treat such information in accordance with the terms of this Agreement, including, without limitation, not disclosing any such Confidential Information to any person. The Recipient agrees, at its sole cost and expense, to take all reasonable measures, including, without limitation, court proceedings, to restrain its Representatives from unauthorized disclosure or use of the Confidential Information. The term "person" as used in this letter shall be broadly interpreted to include without limitation any corporation, company, governmental agency or body, partnership or individual.

     4. The Recipient acknowledges that it is aware, and that it will advise each of its Representatives that is provided any Confidential Information that the United States securities laws provide that any person who has received directly or indirectly from an issuer such as AVAX material, non-public information is prohibited from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities, and that violation of such prohibition may involve severe civil and criminal penalties.

     5. Except as may otherwise be provided in writing in connection with a specific transaction, the Recipient acknowledges that neither AVAX nor any of its Representatives will be deemed to have made any representation or warranty as to the accuracy or completeness of any information provided pursuant to this Agreement. The Recipient agrees that neither AVAX nor its Representatives shall have any liability to the Recipient or any of its Representatives resulting from the receipt or use of the Confidential Information except as may be explicitly set forth in any definitive agreement relating to any transaction.

     6. Upon written notice by AVAX, the Recipient shall promptly redeliver to AVAX, or, if requested by AVAX, promptly destroy all written Confidential Information and any other written material containing any information included in the Confidential Information (whether prepared by AVAX, the Recipient, any Representative of any party or a third party), and will not retain any copies, extracts or other reproductions in whole or in part of such written Confidential Information or written material (and upon request certify such redelivery or destruction to AVAX in a written instrument reasonably acceptable to AVAX and its counsel). Upon request of AVAX, all documents, memoranda, notes and other writings or analyses prepared by the Recipient or its Representatives based on the Confidential Information shall be destroyed, and such destruction shall be certified to AVAX in a written instrument reasonably acceptable to AVAX and its counsel.

     7. In the event that the Recipient or any of its Representatives is requested or required (by oral questions, deposition, interrogatories, requests for information or documents, subpoena, civil investigative demand or other process) to disclose all or any part of any Confidential Information, the Recipient will provide AVAX with prompt notice of such request or requirement so that AVAX may seek an appropriate protective order or waive compliance with the provisions of this Agreement, as well as notice of the terms and circumstances surrounding such request or requirement. In such case, the parties will consult with each other on the advisability of pursuing any such order or other legal action or available steps to resist or narrow such request or requirement. If, failing the entry of a protective order or the receipt of a waiver hereunder, the Recipient is, in the opinion of counsel, legally compelled to disclose Confidential Information, the Recipient may disclose that portion of the Confidential Information which counsel advises the Recipient that it is legally compelled to disclose. In any event, the Recipient will use its best efforts to obtain and will not oppose action by AVAX to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the disclosure of such information. The Recipient will cause its Representatives to comply with this paragraph.

     8. It is understood and agreed that any and all proprietary rights, including, but not limited to, patent rights, trademarks and other intellectual property or proprietary rights, in and to the Confidential Information disclosed by AVAX to the Recipient shall be and remain in the possession of AVAX and the Recipient shall have no right, title or interest in or to any of such Confidential Information. The Confidential Information will be disclosed with the express understanding that neither party will be obligated to enter into any further agreement relating to the Confidential Information. In addition, nothing in this Agreement shall be construed as the granting of a license by AVAX to the Recipient.

     9. This Agreement constitutes the entire agreement of the parties pertaining to its subject matter, and all prior or contemporaneous understandings or agreements, whether written or oral, between the parties with respect to such subject matter are hereby superseded in the entirety. The parties have made no agreements, representations or warranties relating to the subject matter of this Agreement that are not set forth herein and no agreement, understanding or promise subsequent to the date hereof relating to the subject matter of this Agreement, the Confidential Information or otherwise between or by any of the parties hereto shall be binding upon either party unless in writing and executed by both the parties and neither party shall be entitled to rely on oral statements made by the other party which are not contained in a written agreement between such parties. The Agreement set forth herein may be modified, amended or waived only by separate written agreement of each of the parties expressly so modifying, amending or waiving such Agreement. The waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of such party of a provision of this Agreement.

     10. The Recipient may not assign its rights or obligations hereunder. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties and their respective permitted successors and assigns any rights or remedies under or by virtue of this Agreement, and no person shall be entitled to assert any rights as a third party beneficiary hereunder.

     11. Any notice, request or other document to be given hereunder to a party hereto shall be effective when received and shall be given in writing and delivered in person or sent by
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

overnight courier, registered or certified mail, postage prepaid, or by telecopy (receipt confirmed) as follows:

If to AVAX:

Jeffrey M. Jonas, M.D.
President and Chief Executive Officer
AVAX Technologies, Inc.
Twentieth Century Tower II
4520 Main Street, Suite 930
Kansas City, MO 64111

Telephone:      (816) 960-1333
Telecopy:        (816) 960-1334

With a copy to:

Ira L. Kotel, Esq.
Roberts Sheridan & Kotel
 A Professional Corporation
Tower Forty-Nine
12 East 49th Street, 30th Floor
New York, N.Y.  10017

Telephone:      (212) 299-8600
Telecopy:       (212) 299-8686

If to Recipient:

Mr. Nicholas D. Ponzio, Jr.
Hill, Thompson, Magid & Co.
30 Montgomery Street
Jersey City, N.J.  07302

Telephone:      (201) 434-6900
Telecopy:       (201) 434-1892


Any party hereto may change its address for receiving notices, requests and other documents by giving written notice of such change to the other parties hereto.

     12. The Recipient agrees that monetary damages would not be a sufficient remedy for any breach of this Agreement by it or any of its Representations and that AVAX will be entitled to specific performance and injunctive relief as remedies for any such breach. Such remedies shall not be deemed to be the exclusive remedies for a breach of this Agreement but
                                       4
shall be in addition to all other remedies available at law or equity.

     13. This letter shall be governed by, and construed in accordance with, the laws of the State of New York, without reference to the conflict of law principles of such State to the extent that the laws of any other jurisdiction would be applicable in lieu thereof. The parties irrevocably and unconditionally agree that the exclusive place of jurisdiction for any action, suit or proceeding ("Actions") relating to this Agreement shall be in the courts of the United States of America sitting in the Borough of Manhattan in the City of New York or, if such courts shall not have jurisdiction over the subject matter thereof, in the courts of the State of New York sitting therein, and each such party hereby irrevocably and unconditionally agrees to submit to the jurisdiction of such courts for purposes of any such Actions. If such State court also does not have jurisdiction over the subject matter thereof, then such an action, suit or proceeding may be brought in the federal or state courts located in the states of the principal place of business of any party hereto. Each party irrevocably and unconditionally waives any objection it may have to the venue of any Action brought in such courts or to the convenience of the forum. Final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and the amount of any indebtedness or liability of any party therein described.

     14. In the event that any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.


     15. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but both of which together shall constitute one and the same instrument.
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

     IN WITNESS WHEREOF, AVAX and the Recipient have caused this Agreement to be executed by their respective authorized officers as of the date first set forth above.



                             AVAX TECHNOLOGIES, INC.


                             By:  /s/ Jeffrey M. Jonas, M.D.
                                 Name:  Jeffrey M. Jonas, M.D.
                                 Title:    President and Chief Executive Officer


                             HILL, THOMPSON, MAGID & CO.


                            By:  /s/ Anthony Broy
                                 Name:  Anthony Broy
                                 Title:    President

                                       6
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